UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 23, 2011

THE L.S. STARRETT COMPANY
(Exact name of registrant as specified in its charter)

Massachusetts	1-367	04-1866480
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 CRESCENT STREET, ATHOL, MASSACHUSETTS  01331
(Address of principal executive offices) (Zip Code)

Registrant's telephone number:
978-249-3551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01 Completion of Acquisition or Disposal of Assets

On November 22, 2011 a wholly-owned subsidiary of The L.S. Starrett Company, a Delaware corporation (“the Company”), entered into an asset purchase agreement (the “Purchase Agreement”) with Bytewise Development Corporation pursuant to which the wholly-owned subsidiary of the Company purchased all of the assets of Bytewise Development Corporation for $15.5 million in cash.  The asset purchase was financed through a term loan.  The Purchase Agreement contains customary representations and warranties and covenants.  In connection with the Purchase Agreement, $1.55 million of the purchase price was placed into escrow to support the indemnification obligations of Bytewise Development Corporation and its shareholders.

Bytewise Development Corporation designs, develops and manufactures non-contact, industrial measurement systems and software that capture the external geometric profile of a product and analyze that data to meet measurement and/or quality control requirements.

The Company is in the process of completing the purchase price allocation based on the fair value of the tangible and intangible assets and liabilities acquired.

The description of the Purchase Agreement in this Current Report on Form 8-K is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The Company issued a press release on November 23, 2011 announcing the Purchase Agreement, the complete text of which press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required by this Item 9.01(a) will be filed by amendment by no later than 71 calendar days after the date on which this Current Report on Form 8-K was due for filing.

(b)Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) will be filed by amendment by no later than 71 calendar days after the date on which this Current Report on Form 8-K was due for filing.

(d) Exhibits

No.           Description

2.1           Asset Purchase Agreement

99.1         Press Release dated November 23, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

The L. S. Starrett Company
November 23, 2011
By: /s/ Francis J. O’Brien Name: Francis J. O’Brien Title: Treasurer and Chief Financial Officer